Consent of Independent Auditors

We consent to the references to our firm under the caption "Independent Auditors" and to the use of our reports (1) dated February 20, 2004 with respect to the financial statements of Principal Life Insurance Company Separate Account B and (2) dated January 30, 2004 with respect to the consolidated financial statements and schedules of Principal Life Insurance Company in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 333-40254) and related Prospectus of the Principal Life Insurance Company Separate Account B Flexible Variable Annuity dated April 30, 2004.

                                                           /s/ Ernst & Young LLP


Des Moines, Iowa
April 28, 2004